Exhibit 99.2

Wecast Network Selects Yi Xu as COO and Interim CFO

New York, NY, February 2, 2017 – Wecast Network, Inc. (NASDAQ: WCST) (“Wecast” or the “Company” or “WCST”), announced today that its Board of Directors (the “Board”), on January 30, 2017, have unanimously appointed Mr. Yi Xu as the Chief Operating Officer, as well as the interim Chief Financial Officer (“CFO”) and principal accounting officer of the Company, effective February 4, 2017. On January 30, 2017, Ms. Mei Chen, the current CFO of the Company notified the Board of her resignation from her position as CFO, effective February 4, 2017. Ms. Chen’s resignation was not because of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Chen for her service to the Company.

Mr. Xu, age 42, comes to the Company with twenty years of management and operating experience, and a keen understanding and extensive background in corporate finance, financial planning and analysis, treasury, strategic planning, risk management, controls and compliance. Most recently and prior to joining the Company, Mr. Xu was the Vice President of Zhimaotong (Shanghai) International Trade Co., Ltd., a state-controlled company specializing in cross-border e-commerce. He also served as the Senior Vice President of Shanghai Kuajingtong Group, also a state-controlled company specializing in cross-border e-commerce. Prior to that Mr. Xu was CFO and Vice President of Operations of Shanghai Shangbaotong Technologies Co., Ltd., an e-commerce company in the health care industry.

Mr. Xu holds a Bachelor’s Degree in telecommunication engineering from Shanghai Jiao Tong University.

About Wecast Network, Inc. (http://corporate.wecastnetworkinc.com)

Wecast Network Inc (NASDAQ: WCST), is a next generation global brand licensing, IP sales and video commerce company driven by AI and Big Data. With a firm focus on 4 strategy pillars which include: Brand, Content, Commerce and Licensing, the Company is leveraging and optimizing its legacy operations as a premium content Video On Demand service provider in China to evolve into a global, vertical, ubiquitous and transactional B2B2C, mobile-driven, consumer and supply chain management platform. By aiming to establish the world’s premier multimedia, social networking and smart e-commerce-enabled network with the largest global effective connected user base, Wecast, through this expanded, cloud-based, ecosystem of connected screens combined with strong partnerships with leading global providers, will be capable of delivering a vast array of WCST/YOD–branded products and services to enterprise customers and end-use consumers - anytime and anywhere, across multiple platforms and devices.

Wecast has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. In addition, the Company has governmental partnerships and licenses as well as numerous JV partnerships and strategic cooperation agreements with an array of distribution and content partners in the global new media space. Wecast is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

Wecast Network, Inc.

212-206-1216